Southcoast Financial Corporation
                                  News Release
                              Southcoast Announces
                                 Record Earnings

Mt. Pleasant, S.C., January 20, 2005 / PRNewswire / - Southcoast Financial Corporation (NASDAQ: SOCB), announced that it had unaudited pre-tax income of $4,280,000 and unaudited net income of $2,982,000, or $1.01 per basic share, for the year ended December 31, 2004. This compares to pre-tax income of $2,663,000 and net income of $1,704,000, or $0.92 per basic share for the year ended December 31, 2003. The earnings per share amounts reflect average shares for the year ended December 31, 2004 of 2,964,068 compared to 1,856,527 for the year ended December 31, 2003. The additional shares are primarily the result of the successful stock offering completed in November 2003. The offering provided the Corporation with $18.8 million of new capital and increased the number of shares by 1,104,000. Chairman and Chief Executive Officer, L. Wayne Pearson said, "Southcoast Financial Corporation continues to increase earnings per share ahead of our initial projections. Our main goal of more fully leveraging our new capital has been accomplished. The Corporation continues to grow through our expanding branch network. The record profits are the result of increased loan and deposit fees, greater efficiency in day to day operations and solid growth in our earning asset base. Southcoast opened two new branches in 2004 and we expect to continue our expansion by opening two additional offices in 2005."

Total assets as of December 31, 2004 were $366.1 million compared to $253.2 million as of December 31, 2003, an increase of 44.6%. Loans, excluding loans held for sale, increased to $293.2 million, up 46.8% from $199.7 million as of December 31, 2003. Deposits, during the same period, grew 55.3% to $258.2 million. The allowance for loan losses as a percentage of loans was 1.15% as of December 31, 2004.

The Corporation currently has seven branches. Expectations are that two new branch applications will be filed with the regulators during the first quarter of 2005: one for 8420 Dorchester Road, North Charleston, Dorchester County, South Carolina and the other location on Highway 17N, at Park West in Mount Pleasant, South Carolina. These two new branches are expected to be open by the end of 2005. "We expect to continue our branch expansion program over the next couple of years," Pearson noted.

For the quarter ended December 31, 2004, the Corporation had unaudited pre-tax income of $1,399,000 and net income of $1,002,000, or $.34 per basic share. This compares to pre-tax income of $846,000 and net income of $542,000, or $.23 per basic share, for the quarter ended December 31, 2003. The average shares for the fourth quarter of 2004 were 2,968,392 compared to 2,372,295 for the fourth quarter of 2003.

During the quarter ended December 31, 2004, the company recorded $1.2 million in gains on the sale of real estate. The continued increase in net interest income, generated by the increased earning assets and the additional revenue generated from loans sold and deposit fees, more than offset the increased operating expenses associated with the expansion of the branch network. These increases were partially offset by a quarterly provision for loan losses of $679,000. The increased provision resulted in a reserve for loan losses to loans of 1.15%, as of December 31, 2004, up from 1.05% as of September 30, 2004.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on NASDAQ under the symbol SOCB. Information about the corporation is available on our web site,www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE  Southcoast  Financial  Corporation
/Contact Robert M. Scott,  Executive Vice President and
Chief Financial Officer, (843) 216-3012

                                                                      Southcoast Financial Corporation
                                                                     Consolidated Statement of Condition
                                                                   (Dollars in thousands, except share data)

                                                   December 31  December 31   December 31    December 31  December 31   December 31
                                                   -----------  -----------   -----------    -----------  -----------   -----------
                                                      2004         2003          2002           2001          2000          1999
                                                  (Unaudited)    (Audited)     (Audited)      (Audited)     (Audited)     (Audited)
Assets
Cash and due from banks ......................     $ 11,853      $  5,550      $  5,490      $  6,627      $  3,943       $  1,787
Federal Funds sold ...........................        4,236        12,031        14,583           560         1,350          1,310
Investments ..................................       25,374        22,488         7,608         8,283         4,978          3,466
Loans held for sale ..........................       12,010           427         8,683         4,125             -              -
Loans:
 Commercial ..................................      144,908       110,873        78,693        45,409        27,939          7,925
 Mortgage and Construction ...................      143,870        81,701        48,377        46,655        44,365         33,971
 Consumer ....................................        7,832         9,534         9,315         4,888         3,071          2,092
                                                   --------      --------      --------      --------      --------       --------
  Total loans ................................      296,610       202,108       136,385        96,952        75,375         43,988
Less: Allowance for loan losses ..............        3,403         2,376         1,656         1,215           941            835
                                                   --------      --------      --------      --------      --------       --------
Net loans ....................................      293,207       199,732       134,729        95,737        74,434         43,153
Fixed assets .................................       15,182         9,805         8,054         7,749         6,170          4,513
Other assets .................................        4,235         3,184         2,341         1,228         1,253          1,019
                                                   --------      --------      --------      --------      --------       --------
    Total Assets .............................     $366,097      $253,217      $181,488      $124,309      $ 92,128       $ 55,248
                                                   ========      ========      ========      ========      ========       ========
Liabilities & Shareholders' Equity
Deposits:
 Non interest bearing ........................     $ 27,955      $ 19,647      $ 17,432      $ 12,667      $  9,241       $  5,667
 Interest bearing ............................      230,198       146,566       115,223        69,189        56,931         32,578
                                                   --------      --------      --------      --------      --------       --------
  Total deposits .............................      258,153       166,213       132,655        81,856        66,172         38,245
Other borrowings .............................       58,000        41,100        23,500        30,400        16,225          6,900
Other liabilities ............................        2,034         1,149         1,281           504           579            383
                                                   --------      --------      --------      --------      --------       --------
   Total liabilities .........................      318,187       208,462       157,436       112,760        82,976         45,528
Trust Preferred Securities ...................       11,345        11,345        11,345             -             -              -

Shareholders' Equity
 Common Stock ................................       34,081        33,298        11,379        11,340         9,669         10,520
 Retained Earnings (deficit) .................        2,484           112         1,328           209          (517)          (800)
                                                   --------      --------      --------      --------      --------       --------
   Total shareholders' equity ................       36,565        33,410        12,707        11,549         9,152          9,720
                                                   --------      --------      --------      --------      --------       --------
   Total Liabilities and
     Skareholders' equity ....................     $366,097      $253,217      $181,488      $124,309      $ 92,128       $ 55,248
                                                   ========      ========      ========      ========      ========       ========

Book Value (1) ...............................     $  12.32      $  11.33      $   8.32      $   7.59      $   6.84       $   6.37
Reserve to Loans Ratio .......................         1.15%         1.18%         1.15%         1.25%         1.25%          1.90%

(1) Adjusted for a 10% stock dividend in 2004, 2002, 2001, 1999 and a 15% dividend in 2003.

                                                                    Southcoast Financial Corporation
                                                                      Consolidated Income Statement
                                                                (Dollars in thousands, except share data)

                                                                       Year Ended                            Quarter Ended
                                                                       ----------                            -------------
                                                               Dec. 31,            Dec. 31,            Dec. 31,         Dec. 31,
                                                                 2004                2003               2004              2003
                                                                 ----                ----               ----              ----
                                                              (Unaudited)          (Audited)         (Unaudited)       (Unaudited)
Interest Income
 Interest and fees on loans ........................          $   15,519          $   11,911          $    4,483          $    3,282

 Interest on investments ...........................                 985                 421                 273                 164
 Interest on Fed funds sold ........................                  91                 130                  17                  24
                                                              ----------          ----------          ----------          ----------
   Total interest income ...........................              16,595              12,462               4,773               3,470

Interest expense ...................................               5,903               4,604               1,741               1,202
                                                              ----------          ----------          ----------          ----------
   Net interest income .............................              10,692               7,858               3,032               2,268
Provision for loan losses ..........................               1,147                 735                 679                 130
                                                              ----------          ----------          ----------          ----------
   Net interest after provision ....................               9,545               7,123               2,353               2,138

Other non interest income ..........................               2,700               1,711               1,584                 289
                                                              ----------          ----------          ----------          ----------
   Total operating income ..........................              12,245               8,834               3,937               2,427

Non-interest expense
 Salaries and benefits .............................               4,889               3,800               1,687                 990
 Occupancy and equipment ...........................               1,304               1,039                 346                 254
 Other expenses ....................................               1,772               1,332                 505                 337
                                                              ----------          ----------          ----------          ----------
   Total non- interest expense .....................               7,965               6,171               2,538               1,581

Income before taxes ................................               4,280               2,663               1,399                 846
Income tax expense .................................               1,298                 959                 397                 304
                                                              ----------          ----------          ----------          ----------
Net income .........................................          $    2,982          $    1,704          $    1,002          $      542
                                                              ==========          ==========          ==========          ==========
Basic net income per common share ..................          $     1.01          $     0.92          $     0.34          $     0.23

Diluted net income per common share ................          $     0.99          $     0.90          $     0.33          $     0.22

Average number of common shares (1)
    Basic ..........................................           2,964,068           1,856,527           2,968,392           2,372,295
    Diluted ........................................           3,006,295           1,900,633           3,013,311           2,419,541

Note (1);  Adjusted for a 10% stock dividend in 2004 and a 15% stock dividend in
           2003.

                                                                        Southcoast Financial Corporation
                                                                            Key Performance Indicators
                                                                        For the Year Ended December 31,
                                                                 (Dollars in Thousands, except per share data)

                                                 2004           2003           2002           2001           2000            1999
                                                 ----           ----           ----           ----           ----            ----

Total assets ............................   $   366,097    $   253,217    $   181,488    $   124,308    $    92,105    $    55,248

Total loans .............................   $   296,610    $   202,108    $   136,385    $    96,952    $    75,375    $    43,988
Total deposits ..........................   $   258,153    $   166,213    $   132,655    $    81,856    $    66,172    $    38,245

# of loan accounts ......................         2,102          1,795          1,590          1,300          1,066            611
# deposit accounts ......................         7,289          6,019          5,309          3,675          2,943          1,732

Total accounts ..........................         9,391          7,814          6,899          4,975          4,009          2,343

Net interest income .....................   $    10,692    $     7,858    $     5,459    $     4,236    $     2,977    $     1,889
Allowance for loan losses ...............   $     3,403    $     2,377    $     1,656    $     1,215    $       941    $       835
Non-performing assets to assets .........          0.27%          0.04%          0.06%          0.66%          0.18%          0.00%
Net interest margin .....................          3.78%          3.89%          4.02%          4.21%          4.47%          5.49%
Net Income ..............................   $     2,982    $     1,704    $     1,147    $       646    $       210    ($      263)

Earnings per share - basic ** ...........   $      1.01    $      0.92    $      0.68    $      0.44    $      0.15    ($     0.18)
Earnings per share - diluted ** .........   $      0.99    $      0.90    $      0.66    $      0.42    $      0.15    ($     0.18)

Equity *** ..............................   $    36,565    $    33,410    $    12,707    $    11,549    $     9,152    $     9,720
Book value ** ...........................   $     12.32    $     11.33    $      8.32    $      7.59    $      6.84    $      6.37
Return on average assets ................          0.98%          0.79%          0.78%          0.59%          0.28%         (0.68)%
Return on average equity ................          8.53%         10.43%          9.45%          6.69%          2.20%         (2.66)%

# offices open ..........................             7              5              5              4              3              2
# offices under construction ............             0              2              0              1              1              1
# offices sites purchased ...............             2              2              2              1              0              0
ATM stand alone sites ...................             1              0              0              0              0              0
Full time equivalent personnel ..........            82             69             60             50             37             27

Average shares - basic ..................     2,964,068      1,856,527      1,677,600      1,473,560      1,406,440      1,464,616

Average shares - diluted ................     3,006,295      1,900,633      1,745,065      1,520,393      1,428,456      1,464,616

** Adjusted for 10% stock dividends in 2004, 2002, 2001, 1999 and a 15% stock dividend in 2003.

*** Increases in 2003 and 2001 include the effect of stock offerings during the year.